EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

                                                            Percentage        State of
                                                               of         Incorporation
                                                           Common Stock         or
    Parent                    Subsidiary                    Ownership      Organization
    ------                    ----------                    ---------      ------------

The Bryan-College Station     First Federal Savings          100%          United States
Financial Holding Company     Bank, Bryan, Texas

First Federal Savings Bank,   First Service Corporation      100%            Texas
Bryan, Texas                  of Bryan